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                                                                     Exhibit 5.1


                                               March 17, 2004


Memory Pharmaceuticals Corp.
100 Philips Parkway
Montvale, New Jersey 07645

Ladies and Gentlemen:

      We are acting as counsel to Memory Pharmaceuticals Corp., a Delaware corporation (the "Company"), in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Act"), of up to 5,750,000 shares of Common Stock, $0.001 par value per share (the "Shares"), of the Company, including 750,000 shares issuable upon exercise of an over-allotment option granted by the Company, in each case pursuant to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the "Commission") (File No. 333-11474) (such Registration Statement, as amended by the three amendments thereto, is herein referred to as the "Registration Statement").

      We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.

      We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible.

      Based upon the foregoing, we are of the opinion that, when (i) the Registration Statement has become effective under the Act, (ii) the terms of the issuance and sale of the Shares have been duly established in conformity with the Company's Certificate of Incorporation and (iii) the proceedings that we contemplate being taken prior to the issuance of the Shares have been completed, the Shares, when duly issued and paid for as contemplated in the Registration Statement, and assuming compliance with the Act, will be validly issued, fully paid and nonassessable.

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Memory Pharmaceuticals Corp.
March 17, 2004
Page 2


      We are members of the bar of the State of New York. We do not purport to be experts in, and do not express any opinion on, any laws other than the law of the State of New York, the Delaware General Corporation Law and the Federal law of the United States of America.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                               Very truly yours,


                                               /s/ Covington & Burling